UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

CREATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-240161	84-2054332
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-930-9700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On February 9, 2023, Creations, Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) by and among Aharon Barkai & Co. Ltd. (the “Purchasers”) through its controllers Yaniv Aharon and Dan Barkai, and an agreement for the purchase of Shares and Capital Notes (the “Purchase Agreement”), whereby the Company sold all of the capital stock and capital notes of Ocean Yezira Ltd. (“Ocean”) in exchange for the payment of an aggregate of ILS 2,061,930 (approximately $577,000 based on today’s exchange rate) and the return of 1,254,498 shares of common stock of the Company and 1,254,498 warrants to purchase common stock owned by the Purchasers. The transactions contemplated in the Purchase Agreement and the Share Exchange Agreement are collectively referred to as the “Transaction”). Mr. Aharon is a director of the Company. The Capital Notes in the amount of ILS 2,165,800 which are owed to the Company by Ocean will be repaid by the Purchasers at closing as well. The closing of the transaction is subject to the approval of the Court of Family Affairs to allow the Executor of the Estate of Guy Nissenson to sign upon behalf of the Estate and to approval of the Company’s stockholders. If the Transaction is not closed within 60 days of getting the Court’s approval the Transaction will be terminated.

The foregoing summaries of the Share Exchange Agreement and the Purchase Agreement are subject to, and qualified in its entirety by, the terms of the Full Agreements, copies of which were attached to the Current Report filed on February 15, 2023 as Exhibits 10.1 and 10.2.

Item 8.01 Other Events

On February 15, 2023, Creations, Inc. filed a Current Report on Form 8-K reporting that the Company had entered into two agreements with Aharon Barkai & Co., Ltd. (the “Purchaser”) to sell all of the capital stock and capital notes of Ocean Yetzira (See Section 1.01 above). The 8-K provided that a condition of such agreements was that the closing of such transactions was subject to the approval of the Court of Family Affairs to allow the executor of Guy Nissenson to sign upon behalf of the Estate. On March 20, 2023, such approval was obtained.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIONS, INC.

Dated: March 22, 2023	By:	/s/ Shmuel Yelsovich
	Name:	Shmuel Yelsovich
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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